EXHIBIT 99

MB Financial, Inc.
800 West Madison Street
Chicago, Illinois 60607
(888) 422-6562
NASDAQ: MBFI

PRESS RELEASE

For Information at MB Financial, Inc. contact:
Jill York - Vice President and Chief Financial Officer
E-Mail: jyork@mbfinancial.com

FOR IMMEDIATE RELEASE

MB FINANCIAL, INC. REPORTS FIRST QUARTER 2012 NET INCOME OF $21.1 MILLION, STRONG PRE-TAX, PRE-PROVISION OPERATING EARNINGS AND IMPROVING CREDIT COSTS

CHICAGO, April 19, 2012 – MB Financial, Inc. (NASDAQ: MBFI), the holding company for MB Financial Bank, N.A (“the Bank” or “MB Financial Bank”), announced today first quarter results for 2012.  The words “MB Financial,” “the Company,” “we,” “our” and “us” refer to MB Financial, Inc. and its consolidated subsidiaries, unless indicated otherwise.  We had net income of $21.1 million and net income available to common stockholders of $17.8 million for the first quarter of 2012 compared to net income of $6.9 million and net income available to common stockholders of $4.3 million for the first quarter of 2011, and net income of $19.5 million and net income available to common stockholders of $16.8 million for the fourth quarter of 2011.

Key items for the quarter were as follows:

 “Shareholder Friendly” TARP Repayment:
•
On March 14, 2012, we repurchased all $196 million of preferred stock issued in 2008 to the U.S. Department of Treasury as part of the Troubled Asset Relief Program (“TARP”) Capital Purchase Program.  No equity or long term debt was issued in conjunction with the repurchase.

•
The repurchase resulted in a one-time, non-cash after-tax charge of approximately $1.2 million or $0.02 per common share in the first quarter of 2012, related to unaccreted discount recorded at the date of issuance.

•
The repurchase was made with cash on hand as of the repurchase date.  Prior to the repurchase date, we entered into and fully utilized a $35.0 million unsecured line of credit agreement with a correspondent bank to supplement holding company cash.

Pre-Tax, Pre-Provision Operating Earnings Remain Strong:
•
Pre-tax, pre-provision operating earnings on a fully tax equivalent basis were $44.5 million, or 2.91% of risk-weighted assets, for the first quarter of 2012 compared to $46.0 million, or 2.87% of risk-weighted assets, for the fourth quarter of 2011.

•	Pre-tax, pre-provision operating earnings on a fully tax equivalent basis to average assets was 1.84% for the first quarter of 2012 compared to 1.85% for the fourth quarter of 2011.
•	Net interest margin on a fully tax equivalent basis was 3.87% for the first quarter of 2012 compared to 3.91% in the fourth quarter of 2011.

Credit Costs Continue to Improve:
•
Our provision for credit losses was $3.1 million for the first quarter of 2012, while our net charge-offs were $5.8 million.  Our provision for credit losses and net charge-offs for the fourth quarter of 2011 were $8.0 million and $13.9 million, respectively.

•	Our non-performing loans were $124.7 million or 2.15% of total loans as of March 31, 2012, a decrease of $4.7 million from $129.4 million or 2.17% of total loans at December 31, 2011.
•	Our allowance for loan losses to non-performing loans was 100.59% as of March 31, 2012 compared to 98.00% as of December 31, 2011.
•	Our non-performing assets were $187.8 million or 1.94% of total assets as of March 31, 2012, a decrease of $20.2 million from $208.0 million or 2.12% of total assets as of December 31, 2011.
•
Other real estate owned decreased to $63.1 million as of March 31, 2012 compared to $78.5 million as of December 31, 2011, while losses recognized on other real estate owned increased by $1.1 million to $6.6 million for the first quarter of 2012 compared to the fourth quarter of 2011.

RESULTS OF OPERATIONS

First Quarter Results

Net Interest Income

Net interest income on a fully tax equivalent basis decreased $2.9 million from the fourth quarter of 2011 and decreased by $3.0 million from the first quarter of 2011 to the first quarter of 2012.  The decrease from the fourth quarter of 2011 was due primarily to a decrease in average interest earning assets and a decrease in net interest margin.  The decrease from the first quarter of 2011 to the first quarter of 2012 was due primarily to a decrease in average interest earning assets.

Our net interest margin, on a fully tax equivalent basis, was 3.87% for the first quarter of 2012 compared to 3.91% for the fourth quarter of 2011 and 3.88% for the first quarter of 2011.  The net interest margin decreased from the fourth quarter of 2011 due to a decrease in loan yields, partially offset by an improved deposit mix and downward repricing of interest bearing deposits.

See the supplemental net interest margin tables for further detail.

Other Income (in thousands):

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2012	2011	2011	2011	2011
Core other income:
Loan service fees	$1,339	$1,601	$2,159	$2,812	$1,126
Deposit service fees	9,408	10,085	9,932	9,023	10,030
Lease financing, net	6,958	7,801	6,494	6,861	5,783
Brokerage fees	1,255	1,577	1,273	1,615	1,419
Trust and asset management fees	4,404	4,166	4,272	4,455	4,431
Increase in cash surrender value of life insurance	917	944	1,014	1,451	968
Accretion of FDIC indemnification asset	475	683	985	1,339	1,831
Card fees	2,044	1,096	2,071	2,062	1,788
Other operating income	2,162	1,632	1,690	1,979	1,598
Total core other income	28,962	29,585	29,890	31,597	28,974

Non-core other income: (1)
Net gain (loss) on sale of investment securities	(3)	411	-	232	(3)
Net (loss) gain on sale of other assets	(17)	(87)	-	13	357
Net gain on sale of loans held for sale (A)	-	-	-	1,790	-
Net loss recognized on other real estate owned (B)	(4,348)	(3,620)	(2,354)	(3,629)	(369)
Net loss recognized on other real estate owned
related to FDIC transactions (B)	(2,241)	(1,858)	(764)	(1,016)	(3)
Increase (decrease) in market value of assets held
in trust for deferred compensation (A)	501	20	(405)	158	187
Total non-core other income	(6,108)	(5,134)	(3,523)	(2,452)	169

Total other income	$22,854	$24,451	$26,367	$29,145	$29,143

(1)
Letter denotes the corresponding line items where these non-core other income items reside in the consolidated statements of income as follows:  A – Other operating income, B – Net loss recognized on other real estate owned.

Core other income decreased by $623 thousand from the fourth quarter of 2011 to the first quarter of 2012.  Deposit service fees decreased primarily due to decreases in NSF and overdraft fees.  Net lease financing decreased due to a decrease in remarketing revenues, which were unusually robust during the fourth quarter of 2011.  Accretion of indemnification asset decreased as a result of the corresponding decrease in the indemnification asset balance during the first quarter of 2012.  Card fees increased due to restrictions of the Durbin Amendment to the Dodd-Frank Act on debit card interchange fees currently not applying to us as a result of total assets decreasing under $10 billion as of December 31, 2011.  Non-core other income was primarily impacted by higher losses recognized on other real estate owned.

Core other income was consistent from the first quarter of 2011 to the first quarter of 2012.  Deposit service fees decreased due to decreases in NSF and overdraft fees.  Net lease financing increased primarily due to an increase in the sales of third party equipment maintenance contracts and related income.  Accretion of indemnification asset decreased as a result of corresponding decrease in the indemnification asset balance during the first quarter of 2012.  Non-core other income was primarily impacted by higher losses recognized on other real estate owned.

Other Expense (in thousands):

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2012	2011	2011	2011	2011
Core other expense:
Salaries and employee benefits	$39,928	$39,826	$38,827	$37,657	$37,588
Occupancy and equipment expense	9,570	8,498	9,092	8,483	9,394
Computer services and telecommunication expense	3,653	4,382	3,488	3,570	3,445
Advertising and marketing expense	2,066	1,831	1,740	1,748	1,719
Professional and legal expense	1,413	1,422	1,647	1,853	1,225
Other intangible amortization expense	1,257	1,410	1,414	1,416	1,425
FDIC insurance premiums	2,643	2,662	2,272	3,502	3,428
Other real estate expense, net	1,243	1,464	1,181	1,251	398
Other operating expenses	5,057	7,324	7,352	7,090	7,055
Total core other expense	66,830	68,819	67,013	66,570	65,677

Non-core other expense: (1)
Branch impairment charges	-	594	-	-	1,000
Increase (decrease) in market value of assets held
in trust for deferred compensation (A)	501	20	(405)	158	187
Total non-core other expense	501	614	(405)	158	1,187

Total other expense	$67,331	$69,433	$66,608	$66,728	$66,864

(1)	Letters denote the corresponding line items where these non-core other expense items reside in the consolidated statements of income as follows: A – Salaries and employee benefits.

Core other expense decreased by $2.0 million in the first quarter of 2012 compared with the fourth quarter of 2011.  Occupancy and equipment expense increased as a result of higher maintenance costs.  Computer services and telecommunication expense decreased primarily due to product and system enhancement activities completed in the fourth quarter of 2011.  The decrease in other operating expenses was primarily due to a $1.7 million decrease in the clawback liability related to our loss share agreements with the FDIC.

Core other expense increased by $1.2 million from the first quarter of 2011 to the first quarter of 2012.  Salaries and employee benefits expense increased due to officer raises, higher health insurance claims and one extra day in the first quarter of 2012.  FDIC insurance premiums decreased due to lower deposits, a change in the assessment computation during the second quarter of 2011, and the impact of improved credit quality on the computation.  Other real estate expense increased as a result of increased holding costs related to other real estate owned.  The decrease in other operating expenses was primarily due to a $1.7 million decrease in the clawback liability related to our loss share agreements with the FDIC.  Non-core other expense was primarily impacted by $1.0 million of fixed asset impairment charges due to our decision to close a branch in the first quarter of 2011.

Income Taxes

The Company had income tax expense of $8.4 million for the three months ended March 31, 2012.  Tax expense in the first quarter of 2011 included $2.1 million of income tax benefit due to an increase in deferred tax assets as a result of an increase in the Illinois corporate income tax rate enacted in the first quarter of 2011.

LOAN PORTFOLIO

The following table sets forth the composition of the loan portfolio, excluding loans held for sale, as of the dates indicated (dollars in thousands):

	March 31,		December 31,		September 30,		June 30,		March 31,
	2012		2011		2011		2011		2011
	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total
Commercial related credits:
Commercial loans	$1,040,340	18%	$1,113,123	19%	$1,042,583	18%	$1,108,295	19%	$1,154,451	18%
Commercial loans collateralized by
assignment of lease payments (lease loans)	1,209,942	21%	1,208,575	20%	1,067,191	18%	1,031,677	17%	1,038,507	16%
Commercial real estate	1,877,380	32%	1,853,788	31%	1,844,894	32%	1,863,223	32%	2,084,651	33%
Construction real estate	128,040	2%	183,789	3%	210,206	4%	246,557	4%	356,579	6%
Total commercial related credits	4,255,702	73%	4,359,275	73%	4,164,874	72%	4,249,752	72%	4,634,188	73%
Other loans:
Residential real estate	309,644	5%	316,787	5%	316,305	5%	317,821	5%	335,423	5%
Indirect vehicle	186,736	3%	187,481	3%	189,033	4%	182,536	3%	175,058	3%
Home equity	327,450	6%	336,043	6%	348,934	6%	357,181	6%	371,108	6%
Consumer loans	89,705	2%	88,865	2%	76,025	1%	75,069	1%	74,585	1%
Total other loans	913,535	16%	929,176	16%	930,297	16%	932,607	15%	956,174	15%
Gross loans excluding covered loans	5,169,237	89%	5,288,451	89%	5,095,171	88%	5,182,359	87%	5,590,362	88%
Covered loans (1)	620,528	11%	662,544	11%	718,566	12%	755,670	13%	777,634	12%
Total loans	$5,789,765	100%	$5,950,995	100%	$5,813,737	100%	$5,938,029	100%	$6,367,996	100%

(1)	Covered loans refer to loans we acquired in FDIC-assisted transactions that are subject to loss-sharing agreements with the FDIC.

During the second quarter of 2011, we sold certain performing, sub-performing and non-performing loans.  The loans sold had an aggregate carrying amount of $281.6 million prior to the transfer to loans held for sale, which was comprised of $160.8 million in commercial real estate loans, $73.7 million in construction real estate loans, $14.5 million in commercial loans and $32.6 million in residential real estate and home equity loans.

ASSET QUALITY

The following table presents a summary of non-performing assets, excluding loans held for sale, credit-impaired loans that were acquired as part of our FDIC-assisted transactions and OREO related to assets acquired in FDIC-assisted transactions, as of the dates indicated (dollar amounts in thousands):

	March 31,	December 31,	September 30,	June 30,	March 31,
	2012	2011	2011	2011	2011
Non-performing loans:
Non-accrual loans (1)	$124,011	$129,309	$140,979	$149,905	$318,923
Loans 90 days or more past due, still accruing interest	679	82	-	1,121	-
Total non-performing loans	124,690	129,391	140,979	151,026	318,923

OREO	63,077	78,452	87,469	88,185	80,107
Repossessed vehicles	81	156	249	55	139
Total non-performing assets	$187,848	$207,999	$228,697	$239,266	$399,169

Total allowance for loan losses (2)	$125,431	$126,798	$128,610	$130,057	$178,410

Accruing restructured loans (3)	$24,145	$37,996	$34,321	$35,037	$31,819

Total non-performing loans to total loans	2.15%	2.17%	2.42%	2.54%	5.01%
Total non-performing assets to total assets	1.94%	2.12%	2.30%	2.40%	3.96%
Allowance for loan losses to non-performing loans	100.59%	98.00%	91.23%	86.12%	55.94%

(1)
Includes $34.7 million, $42.5 million, $36.0 million, $22.5 million and $60.9 million of restructured loans on non-accrual status at March 31, 2012, December 31, 2011, September 30, 2011, June 30, 2011 and March 31, 2011, respectively.

(2)	Includes $12.7 million for unfunded credit commitments at March 31, 2011.
(3)	Accruing restructured loans consists primarily of residential real estate and home equity loans that have been modified and are performing in accordance with those modified terms.

The decreases in total non-performing loans and total non-performing assets from March 31, 2011 to June 30, 2011 were primarily due to the sale during the second quarter of 2011 of loans with an aggregate carrying amount of $281.6 million prior to the transfer to loans held for sale, $156.3 million of which were non-performing.

The following table represents a summary of OREO, excluding OREO related to assets acquired in FDIC-assisted transactions (in thousands):

	March 31,	December 31,	September 30,	June 30,	March 31,
	2012	2011	2011	2011	2011

Balance at the beginning of quarter	$78,452	$87,469	$88,185	$80,107	$71,476
Transfers in at fair value less estimated costs to sell	2,110	4,209	15,658	15,761	25,167
Fair value adjustments	(4,764)	(3,733)	(2,524)	(3,417)	(1,314)
Net gains (losses) on sales of OREO	416	113	170	(212)	945
Cash received upon disposition	(13,137)	(9,606)	(14,020)	(4,054)	(16,167)
Balance at the end of quarter	$63,077	$78,452	$87,469	$88,185	$80,107

The following table presents data related to non-performing loans, by dollar amount and category at March 31, 2012, excluding loans held for sale and credit-impaired loans that were acquired as part of our FDIC-assisted transactions (dollar amounts in thousands):

	Commercial and Lease Loans		Construction Real Estate Loans		Commercial Real Estate Loans		Consumer Loans	Total Loans
	Number of Relationships	Amount	Number of Relationships	Amount	Number of Relationships	Amount	Amount	Amount
$10.0 million or more	-	$-	-	$-	-	$-	$-	$-
$5.0 million to $9.9 million	3	21,476	-	-	1	5,431	-	26,907
$1.5 million to $4.9 million	2	3,577	-	-	15	40,603	1,603	45,783
Under $1.5 million	43	9,418	4	1,553	68	24,905	16,124	52,000
	48	$34,471	4	$1,553	84	$70,939	$17,727	$124,690

Percentage of individual loan category		1.53%		1.21%		3.78%	1.94%	2.15%

The following table presents data related to non-performing loans, by dollar amount and category at December 31, 2011, excluding loans held for sale and credit-impaired loans that were acquired as part of our FDIC-assisted transactions (dollar amounts in thousands):

	Commercial and Lease Loans		Construction Real Estate Loans		Commercial Real Estate Loans		Consumer Loans	Total Loans
	Number of Relationships	Amount	Number of Relationships	Amount	Number of Relationships	Amount	Amount	Amount
$10.0 million or more	-	$-	-	$-	-	$-	$-	$-
$5.0 million to $9.9 million	2	14,322	-	-	2	15,435	-	29,757
$1.5 million to $4.9 million	5	12,031	-	-	13	37,509	-	49,540
Under $1.5 million	42	10,642	3	1,145	61	23,607	14,700	50,094
	49	$36,995	3	$1,145	76	$76,551	$14,700	$129,391

Percentage of individual loan category		1.59%		0.62%		4.13%	1.58%	2.17%

We define potential problem loans as performing loans rated substandard that do not meet the definition of a non-performing loan (See “Asset Quality” section above for non-performing loans).  Potential problem loans carry a higher probability of default and require additional attention by management.  The aggregate principal amount of potential problem loans was $159.4 million, or 2.75% of total loans, as of March 31, 2012, compared to $149.8 million, or 2.51% of total loans, as of December 31, 2011.

Below is a reconciliation of the activity in our allowance for credit and loan losses for the periods indicated (dollar amounts in thousands):

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2012	2011	2011	2011	2011

Allowance for credit losses, balance at the beginning of period	$135,975	$141,861	$147,107	$178,410	$192,217
Provision for credit losses	3,100	8,000	11,500	61,250	40,000
Charge-offs:
Commercial loans	(539)	(2,932)	(3,497)	(7,991)	(3,151)
Commercial loans collateralized by
assignment of lease payments (lease loans)	-	(1,373)	-	(93)	-
Commercial real estate loans	(3,003)	(3,793)	(7,815)	(55,250)	(29,775)
Construction real estate	(3,436)	(6,989)	(6,008)	(18,826)	(21,094)
Residential real estate	(294)	(860)	(141)	(8,080)	(3,562)
Indirect vehicle	(715)	(954)	(611)	(553)	(718)
Home equity	(1,072)	(2,061)	(1,605)	(5,493)	(1,907)
Consumer loans	(258)	(285)	(475)	(344)	(544)
Total charge-offs	(9,317)	(19,247)	(20,152)	(96,630)	(60,751)
Recoveries:
Commercial loans	2,038	634	1,413	758	2,565
Commercial loans collateralized by
assignment of lease payments (lease loans)	256	1	5	153	66
Commercial real estate loans	162	747	739	312	1,534
Construction real estate	565	3,519	681	2,364	2,026
Residential real estate	34	9	7	26	7
Indirect vehicle	311	378	327	369	325
Home equity	20	6	151	19	48
Consumer loans	111	67	83	76	373
Total recoveries	3,497	5,361	3,406	4,077	6,944

Total net charge-offs	(5,820)	(13,886)	(16,746)	(92,553)	(53,807)

Allowance for credit losses	133,255	135,975	141,861	147,107	178,410

Allowance for unfunded credit commitments (1)	(7,824)	(9,177)	(13,251)	(17,050)	-

Allowance for loan losses (2)	$125,431	$126,798	$128,610	$130,057	$178,410

Total loans, excluding loans held for sale	$5,789,765	$5,950,995	$5,813,737	$5,938,029	$6,367,996
Average loans, excluding loans held for sale	$5,802,037	$5,818,425	$5,827,181	$6,293,073	$6,460,508

Ratio of allowance for loan losses to total loans, excluding loans held for sale	2.17%	2.13%	2.21%	2.19%	2.80%

Ratio of allowance for credit losses to total loans, excluding loans held for sale,
and unfunded credit commitments	2.27%	2.26%	2.40%	2.43%	2.75%

Net loan charge-offs to average loans, excluding loans held for sale (annualized)	0.40%	0.95%	1.14%	5.90%	3.38%

(1)	The reserve for unfunded credit commitments (primarily letters of credit) was reclassified from the allowance for loan losses to other liabilities as of June 30, 2011.
(2)	Includes $12.7 million for unfunded credit commitments at March 31, 2011.

The activity in the second quarter of 2011 reflects the previously disclosed sale of certain performing, sub-performing and non-performing loans, which resulted in approximately $87.6 million in charge-offs and an increase in the provision for credit losses of approximately $50 million.

Our allowance for loan losses is comprised of three elements: a general loss reserve, a specific reserve for impaired loans and a reserve for smaller-balance homogenous loans.  The following table presents these three elements of our allowance for loan losses (in thousands):

	March 31,	December 31,	September 30,	June 30,	March 31,
	2012	2011	2011	2011	2011

General loss reserve	$98,985	$102,196	$102,752	$104,002	$126,423
Specific reserve (1)	13,422	10,804	11,416	12,111	38,054
Smaller-balance homogenous loans reserve	13,024	13,798	14,442	13,944	13,933
Total allowance for loan losses	$125,431	$126,798	$128,610	$130,057	$178,410

(1)
The specific reserve as of March 31, 2011 includes reserves on unfunded credit commitments of approximately $12.7 million.  Beginning as of June 30, 2011, reserves on unfunded credit commitments are recorded as liabilities.

Although management believes that adequate specific and general loan loss allowances have been established, actual losses are dependent upon future events and, as such, further additions to the level of specific and general loan loss allowances may become necessary.

INVESTMENT SECURITIES

The following table sets forth the fair value, amortized cost, and total unrealized gain of our investment securities, by type (in thousands):

	March 31,	December 31,	September 30,	June 30,	March 31,
	2012	2011	2011	2011	2011

Securities available for sale:
Fair value
Government sponsored agencies and enterprises	$42,070	$42,401	$56,007	$55,656	$56,971
States and political subdivisions	581,720	535,660	394,279	392,670	365,481
Mortgage-backed securities	1,193,248	1,334,491	1,421,789	1,424,302	1,279,968
Corporate bonds	5,686	5,899	5,899	6,019	6,019
Equity securities	10,887	10,846	10,764	10,435	10,215
Total fair value	$1,833,611	$1,929,297	$1,888,738	$1,889,082	$1,718,654

Amortized cost
Government sponsored agencies and enterprises	$39,503	$39,640	$53,016	$54,423	$56,452
States and political subdivisions	547,262	500,979	366,651	371,598	350,851
Mortgage-backed securities	1,168,340	1,308,020	1,399,801	1,401,975	1,258,171
Corporate bonds	5,686	5,899	5,899	6,019	6,019
Equity securities	10,520	10,457	10,324	10,246	10,169
Total amortized cost	$1,771,311	$1,864,995	$1,835,691	$1,844,261	$1,681,662

Unrealized gain
Government sponsored agencies and enterprises	$2,567	$2,761	$2,991	$1,233	$519
States and political subdivisions	34,458	34,681	27,628	21,072	14,630
Mortgage-backed securities	24,908	26,471	21,988	22,327	21,797
Corporate bonds	-	-	-	-	-
Equity securities	367	389	440	189	46
Total unrealized gain	$62,300	$64,302	$53,047	$44,821	$36,992

Securities held to maturity, at cost:
States and political subdivisions	$239,526	$240,183	$240,839	$-	$-
Mortgage-backed securities	259,241	259,100	258,199	230,154	102,206
Total amortized cost	$498,767	$499,283	$499,038	$230,154	$102,206

We do not have any meaningful direct or indirect holdings of subprime residential mortgage loans, home equity lines of credit, or any Fannie Mae or Freddie Mac preferred or common equity securities in our investment securities portfolio.  Additionally, more than 99% of our mortgage-backed securities are agency guaranteed.

DEPOSIT MIX

The following table shows the composition of deposits as of the dates indicated (dollars in thousands):

	March 31,		December 31,		September 30,		June 30,		March 31,
	2012		2011		2011		2011		2011
		% of		% of		% of		% of		% of
	Amount	Total	Amount	Total	Amount	Total	Amount	Total	Amount	Total
Low cost deposits:
Noninterest bearing deposits	$1,874,028	25%	$1,885,694	25%	$1,803,141	23%	$1,776,873	23%	$1,666,868	22%
Money market and NOW accounts	2,702,636	35%	2,645,334	34%	2,722,162	35%	2,645,953	34%	2,712,314	34%
Savings accounts	786,357	10%	753,610	10%	751,062	10%	729,222	9%	718,896	9%
Total low cost deposits	5,363,021	70%	5,284,638	69%	5,276,365	68%	5,152,048	66%	5,098,078	65%

Certificates of deposit:
Certificates of deposit	1,820,266	24%	1,925,608	25%	2,001,210	26%	2,124,815	28%	2,326,591	29%
Brokered deposit accounts	451,415	6%	437,361	6%	444,332	6%	441,720	6%	467,337	6%
Total certificates of deposit	2,271,681	30%	2,362,969	31%	2,445,542	32%	2,566,535	34%	2,793,928	35%

Total deposits	$7,634,702	100%	$7,647,607	100%	$7,721,907	100%	$7,718,583	100%	$7,892,006	100%

FORWARD-LOOKING STATEMENTS

When used in this press release and in reports filed with or furnished to the Securities and Exchange Commission, in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will,” “should,” “will likely result,” “are expected to,” “will continue” “is anticipated,” “estimate,” “project,” “plans,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made.  These statements may relate to our future financial performance, strategic plans or objectives, revenues or earnings projections, or other financial items.  By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements.

Important factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: (1) expected revenues, cost savings, synergies and other benefits from our merger and acquisition activities might not be realized within the anticipated time frames or at all, and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected; (2) the possibility that the expected benefits of the FDIC-assisted transactions we previously completed will not be realized; (3) the credit risks of lending activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses, which could necessitate additional provisions for loan losses, resulting both from loans we originate and loans we acquire from other financial institutions; (4) results of examinations by the Office of Comptroller of Currency and other regulatory authorities, including the possibility that any such regulatory authority may, among other things, require us to increase our allowance for loan losses or write-down assets; (5) competitive pressures among depository institutions; (6) interest rate movements and their impact on customer behavior and net interest margin; (7) the impact of repricing and competitors’ pricing initiatives on loan and deposit products; (8) fluctuations in real estate values; (9) the ability to adapt successfully to technological changes to meet customers’ needs and developments in the market place; (10) our ability to realize the residual values of our direct finance, leveraged, and operating leases; (11) our ability to access cost-effective funding; (12) changes in financial markets; (13) changes in economic conditions in general and in the Chicago metropolitan area in particular; (14) the costs, effects and outcomes of litigation; (15) new legislation or regulatory changes, including but not limited to the Dodd-Frank Wall Street Reform and Consumer Protection Act and regulations adopted thereunder, other governmental initiatives affecting the financial services industry and changes in federal and/or state tax laws or interpretations thereof by taxing authorities; (16) changes in accounting principles, policies or guidelines; (17) our future acquisitions of other depository institutions or lines of business; and (18) future goodwill impairment due to changes in our business, changes in market conditions, or other factors.

We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

TABLES TO FOLLOW

MB FINANCIAL, INC. & SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (Unaudited)
As of the dates indicated
(Amounts in thousands)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2012	2011	2011	2011	2011
ASSETS
Cash and due from banks	$128,411	$144,228	$133,755	$129,942	$123,794
Interest earning deposits with banks	272,553	100,337	347,055	513,378	504,765
Total cash and cash equivalents	400,964	244,565	480,810	643,320	628,559
Investment securities:
Securities available for sale, at fair value	1,833,611	1,929,297	1,888,738	1,889,082	1,718,654
Securities held to maturity, at amortized cost	498,767	499,283	499,038	230,154	102,206
Non-marketable securities - FHLB and FRB Stock	65,541	80,832	80,815	80,815	80,186
Total investment securities	2,397,919	2,509,412	2,468,591	2,200,051	1,901,046
Loans held for sale	3,364	4,727	-	-	11,533
Loans:
Total loans, excluding covered loans	5,169,237	5,288,451	5,095,171	5,182,359	5,590,362
Covered loans	620,528	662,544	718,566	755,670	777,634
Total loans	5,789,765	5,950,995	5,813,737	5,938,029	6,367,996
Less: Allowance for loan losses	125,431	126,798	128,610	130,057	178,410
Net loans	5,664,334	5,824,197	5,685,127	5,807,972	6,189,586
Lease investments, net	124,748	135,490	133,345	139,391	129,182
Premises and equipment, net	212,589	210,705	211,062	210,901	209,257
Cash surrender value of life insurance	126,226	125,309	124,364	126,938	126,014
Goodwill, net	387,069	387,069	387,069	387,069	387,069
Other intangibles, net	28,237	29,494	30,904	32,318	33,734
Other real estate owned, net	63,077	78,452	87,469	88,185	80,107
Other real estate owned related to FDIC transactions	53,703	60,363	69,311	69,920	61,461
FDIC indemnification asset	72,161	80,830	94,542	119,837	148,314
Other assets	137,209	142,459	149,767	151,833	165,481
Total assets	$9,671,600	$9,833,072	$9,922,361	$9,977,735	$10,071,343
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Deposits:
Noninterest bearing	$1,874,028	$1,885,694	$1,803,141	$1,776,873	$1,666,868
Interest bearing	5,760,674	5,761,913	5,918,766	5,941,710	6,225,138
Total deposits	7,634,702	7,647,607	7,721,907	7,718,583	7,892,006
Short-term borrowings	269,691	219,954	257,418	235,733	295,180
Long-term borrowings	256,456	266,264	274,378	275,559	275,327
Junior subordinated notes issued to capital trusts	158,530	158,538	158,546	158,554	158,563
Accrued expenses and other liabilities	136,791	147,682	141,490	243,962	100,031
Total liabilities	8,456,170	8,440,045	8,553,739	8,632,391	8,721,107
Stockholders' Equity
Preferred stock	-	194,719	194,562	194,407	194,255
Common stock	549	548	548	546	546
Additional paid-in capital	732,613	731,248	730,056	728,244	726,604
Retained earnings	445,233	427,956	411,659	396,081	406,594
Accumulated other comprehensive income	37,935	39,150	32,322	27,322	22,566
Treasury stock	(3,326)	(3,044)	(3,010)	(3,771)	(2,845)
Controlling interest stockholders' equity	1,213,004	1,390,577	1,366,137	1,342,829	1,347,720
Noncontrolling interest	2,426	2,450	2,485	2,515	2,516
Total stockholders' equity	1,215,430	1,393,027	1,368,622	1,345,344	1,350,236
Total liabilities and stockholders' equity	$9,671,600	$9,833,072	$9,922,361	$9,977,735	$10,071,343

MB FINANCIAL, INC. & SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share data) (Unaudited)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2012	2011	2011	2011	2011
Interest income:
Loans	$ 71,648	$ 75,466	$ 78,046	$ 84,114	$ 87,167
Investment securities:
Taxable	10,884	11,608	11,699	10,290	7,752
Nontaxable	6,739	6,178	4,299	3,443	3,345
Other interest earning accounts	169	181	244	258	470
Total interest income	89,440	93,433	94,288	98,105	98,734
Interest expense:
Deposits	8,760	9,569	10,207	11,746	13,359
Short-term borrowings	206	189	204	239	217
Long-term borrowings and junior subordinated notes	3,381	3,430	3,461	3,713	2,953
Total interest expense	12,347	13,188	13,872	15,698	16,529
Net interest income	77,093	80,245	80,416	82,407	82,205
Provision for credit losses	3,100	8,000	11,500	61,250	40,000
Net interest income after provision for credit losses	73,993	72,245	68,916	21,157	42,205
Other income:
Loan service fees	1,339	1,601	2,159	2,812	1,126
Deposit service fees	9,408	10,085	9,932	9,023	10,030
Lease financing, net	6,958	7,801	6,494	6,861	5,783
Brokerage fees	1,255	1,577	1,273	1,615	1,419
Trust and asset management fees	4,404	4,166	4,272	4,455	4,431
Net gain (loss) on sale of securities available for sale	(3)	411	-	232	(3)
Increase in cash surrender value of life insurance	917	944	1,014	1,451	968
Net (loss) gain on sale of assets	(17)	(87)	-	13	357
Accretion of FDIC indemnification asset	475	683	985	1,339	1,831
Card fees	2,044	1,096	2,071	2,062	1,788
Net loss recognized on other real estate owned	(6,589)	(5,478)	(3,118)	(4,645)	(372)
Other operating income	2,663	1,652	1,285	3,927	1,785
Total other income	22,854	24,451	26,367	29,145	29,143
Other expenses:
Salaries and employee benefits	40,429	39,846	38,422	37,815	37,775
Occupancy and equipment expense	9,570	8,498	9,092	8,483	9,394
Computer services and telecommunication expense	3,653	4,382	3,488	3,570	3,445
Advertising and marketing expense	2,066	1,831	1,740	1,748	1,719
Professional and legal expense	1,413	1,422	1,647	1,853	1,225
Other intangible amortization expense	1,257	1,410	1,414	1,416	1,425
FDIC insurance premiums	2,643	2,662	2,272	3,502	3,428
Branch impairment charges	-	594	-	-	1,000
Other real estate expense, net	1,243	1,464	1,181	1,251	398
Other operating expenses	5,057	7,324	7,352	7,090	7,055
Total other expense	67,331	69,433	66,608	66,728	66,864
Income (loss) before income taxes	29,516	27,263	28,675	(16,426)	4,484
Income taxes	8,430	7,810	8,978	(9,060)	(2,460)
Net income (loss)	21,086	19,453	19,697	(7,366)	6,944
Dividends and discount accretion on preferred shares	3,269	2,606	2,605	2,602	2,601
Net income (loss) available to common stockholders	$ 17,817	$ 16,847	$ 17,092	$ (9,968)	$ 4,343

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2012	2011	2011	2011	2011
Common share data:
Basic earnings allocated to common stock per common share	$0.39	$0.36	$0.36	$(0.14)	$0.13
Impact of preferred stock dividends on basic
earnings (loss) per common share	(0.06)	(0.05)	(0.04)	(0.04)	(0.05)
Basic earnings (loss) per common share	0.33	0.31	0.32	(0.18)	0.08

Diluted earnings allocated to common stock per common share	0.39	0.36	0.36	(0.14)	0.13
Impact of preferred stock dividends on diluted
earnings (loss) per common share	(0.06)	(0.05)	(0.05)	(0.04)	(0.05)
Diluted earnings (loss) per common share	0.33	0.31	0.31	(0.18)	0.08

Weighted average common shares outstanding for
basic earnings per common share	54,155,856	54,140,646	54,121,156	54,002,979	53,961,176

Weighted average common shares outstanding for
diluted earnings per common share	54,411,916	54,360,178	54,323,320	54,002,979	54,254,876

Selected Financial Data:
	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2012	2011	2011	2011	2011
Performance Ratios:
Annualized return on average assets	0.87%	0.78%	0.80%	(0.30)%	0.28%
Annualized return on average common equity	5.94	5.66	5.86	(3.43)	1.53
Annualized cash return on average tangible
common equity(1)	9.36	9.09	9.52	(4.80)	2.88
Net interest rate spread	3.67	3.71	3.71	3.71	3.68
Cost of funds(2)	0.60	0.63	0.66	0.74	0.77
Efficiency ratio(3)	60.04	59.94	58.69	56.63	57.45
Annualized net non-interest expense to
average assets(4)	1.54	1.56	1.48	1.38	1.44
Pre-tax pre-provision operating earnings to
risk-weighted assets(5)	2.91	2.87	3.03	3.30	3.00
Pre-tax pre-provision operating earnings
to average assets(5)	1.84	1.85	1.91	2.05	1.93
Net interest margin	3.64	3.71	3.74	3.79	3.76
Tax equivalent effect	0.23	0.20	0.16	0.13	0.12
Net interest margin - fully tax equivalent basis(6)	3.87	3.91	3.90	3.92	3.88
Asset Quality Ratios:
Non-performing loans(7) to total loans	2.15%	2.17%	2.42%	2.54%	5.01%
Non-performing assets(7) to total assets	1.94	2.12	2.30	2.40	3.96
Allowance for loan losses to non-performing loans(7)	100.59	98.00	91.23	86.12	55.94
Allowance for loan losses to total loans	2.17	2.13	2.21	2.19	2.80
Allowance for credit losses to total loans and
unfunded credit commitments	2.27	2.26	2.40	2.43	2.75
Net loan charge-offs to average loans (annualized)	0.40	0.95	1.14	5.90	3.38
Capital Ratios:
Tangible equity to tangible assets(8)	8.74%	10.47%	10.10%	9.79%	9.74%
Tangible common equity to risk weighted assets(9)	13.17	12.48	12.42	11.97	11.36
Tangible common equity to tangible assets(10)	8.74	8.40	8.06	7.76	7.73
Book value per common share(11)	$22.23	$21.92	$21.48	$21.14	$21.24
Less: goodwill and other intangible assets,
net of benefit, per common share	7.41	7.43	7.45	7.49	7.52
Tangible book value per common share(12)	14.81	14.49	14.03	13.64	13.73

Total capital (to risk-weighted assets)	17.11%	19.41%	19.61%	19.18%	18.33%
Tier 1 capital (to risk-weighted assets)	15.04	17.36	17.54	17.11	16.31
Tier 1 capital (to average assets)	9.99	11.73	11.59	11.16	11.00
Tier 1 common capital (to risk-weighted assets)	12.54	11.87	11.90	11.50	11.01

(1)
Net cash flow available to common stockholders (net income available to common stockholders, plus other intangibles amortization expense, net of tax benefit) divided by average tangible common equity (average common equity less average goodwill and average other intangibles, net of tax benefit).

(2)	Equals total interest expense divided by the sum of average interest bearing liabilities and noninterest bearing deposits.
(3)
Equals total other expense excluding non-core items divided by the sum of net interest income on a fully tax equivalent basis, total other income less non-core items, and tax equivalent adjustment on the increase in cash surrender value of life insurance.

(4)
Equals total other expense excluding non-core items less total other income excluding non-core items, and including tax equivalent adjustment on the increase in cash surrender value of life insurance divided by average assets.

(5)
Equals net income before taxes, on a fully tax equivalent basis, excluding loan loss provision expense, non-core other income items, and non-core other expense items, including tax equivalent adjustment on the increase in cash surrender value of life insurance divided by risk-weighted assets or average assets.

(6)	Represents net interest income, on a fully tax equivalent basis assuming a 35% tax rate, as a percentage of average interest earning assets.
(7)
Non-performing loans excludes purchased credit-impaired loans and loans held for sale.  Non-performing assets excludes purchased credit-impaired loans, loans held for sale, and other real estate owned related to FDIC transactions.

(8)	Equals total ending stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by total assets less goodwill and other intangibles, net of tax benefit.
(9)	Equals total ending common stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by total risk-weighted assets.
(10)	Equals total ending common stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by total assets less goodwill and other intangibles, net of tax benefit.
(11)	Equals total ending common stockholders’ equity divided by common shares outstanding.
(12)	Equals total ending common stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by common shares outstanding.

NON-GAAP FINANCIAL INFORMATION

This press release contains certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (GAAP).  These measures include pre-tax, pre-provision operating earnings; core other income, core other expense, non-core other income and non-core other expense; net interest income on a fully tax equivalent basis, net interest margin on a fully tax equivalent basis; efficiency ratio, ratio of annualized net non-interest expense to average assets, ratio of pre-tax, pre-provision operating earnings to risk-weighted assets and ratio of pre-tax, pre-provision operating earnings to average assets, with net gains and losses on securities available for sale, net losses on sale of other assets, net gains and losses on other real estate owned, net gain on sale of loans held for sale and increase (decrease) in market value of assets held in trust for deferred compensation excluded from the non-interest income components of these ratios, impairment charges and increase (decrease) in market value of assets held in trust for deferred compensation excluded from the non-interest expense components of these ratios, with tax equivalent adjustment for tax-exempt interest income and increase in cash surrender value of life insurance, as applicable; ratios of tangible equity to tangible assets, tangible common equity to risk-weighted assets, tangible common equity to tangible assets and Tier 1 common capital to risk-weighted assets; tangible book value per common share; and annualized cash return on average tangible common equity.  Our management uses these non-GAAP measures, together with the related GAAP measures, in its analysis of our performance and in making business decisions.  Management also uses these measures for peer comparisons.

Management believes that pre-tax, pre-provision operating earnings are a useful measure in assessing our core operating performance, particularly during times of economic stress.  In recent periods, our results of operations have been negatively impacted by adverse economic conditions, as seen in our elevated levels of loan charge-offs and provision for credit losses.  Management believes that measuring earnings before the impact of the provision for loan losses makes our financial data more comparable between reporting periods so that investors can better understand our operating performance trends.  Management also believes that this is a standard figure used in the banking industry to measure performance.

Management believes that core and non-core other income and other expense are useful in assessing our core operating performance and in understanding the primary drivers of our other income and other expense when comparing periods.

The tax equivalent adjustment to net interest income, net interest margin, tax-exempt interest income and increase in cash surrender value of life insurance recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 35% tax rate.  Management believes that it is a standard practice in the banking industry to present net interest income and net interest margin on a fully tax equivalent basis, and accordingly believes that providing these measures may be useful for peer comparison purposes.  For the same reasons, management believes the tax equivalent adjustments to tax-exempt interest income and increase in cash surrender value of life insurance are useful.

Management also believes that by excluding net gains and losses on securities available for sale, net gains and losses on sale of other assets, net losses on other real estate owned, net gain on sale of loans held for sale and increase (decrease) in market value of assets held in trust for deferred compensation from the non-interest income components, and excluding impairment changes and increase (decrease) in market value of assets held in trust for deferred compensation from the non-interest expense components, of the efficiency ratio, the ratio of annualized net non-interest expense to average assets, the ratio of pre-tax, pre-provision operating earnings to risk-weighted assets and the ratio of pre-tax, pre-provision operating earnings to average assets, these ratios better reflect our core operating performance, as the excluded items do not pertain to our core business operations and their exclusion makes these ratios more meaningful when comparing our operating results from period to period.

In addition, management believes that presenting the ratio of Tier 1 common equity to risk-weighted assets is useful for assessing our capital strength and for peer comparison purposes.  The other measures exclude the acquisition-related goodwill and other intangible assets, net of tax benefit, in determining tangible assets, tangible equity, tangible common equity and average tangible common equity and exclude other intangible amortization expense, net of tax benefit, in determining net cash flow available to common stockholders.  Management believes the presentation of these other financial measures excluding the impact of such items provides useful supplemental information that is helpful in understanding our financial results, as they provide a method to assess management’s success in utilizing our tangible capital as well as our capital strength.  Management also believes that providing measures that exclude balances of acquisition-related goodwill and other intangible assets, which are subjective components of valuation, facilitates the comparison of our performance with the performance of our peers.  In addition, management believes that these are standard financial measures used in the banking industry to evaluate performance.

The non-GAAP disclosures contained herein should not be viewed as substitutes for the results determined to be in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

The following table presents a reconciliation of tangible equity to equity (in thousands):

	March 31,	December 31,	September 30,	June 30,	March 31,
	2012	2011	2011	2011	2011
Stockholders' equity - as reported	$1,215,430	$1,393,027	$1,368,622	$1,345,344	$1,350,236
Less: goodwill	387,069	387,069	387,069	387,069	387,069
Less: other intangible, net of tax benefit	18,354	19,171	20,088	21,007	21,927
Tangible equity	$810,007	$986,787	$961,465	$937,268	$941,240

The following table presents a reconciliation of tangible assets to total assets (in thousands):

	March 31,	December 31,	September 30,	June 30,	March 31,
	2012	2011	2011	2011	2011
Total assets - as reported	$9,671,600	$9,833,072	$9,922,361	$9,977,735	$10,071,343
Less: goodwill	387,069	387,069	387,069	387,069	387,069
Less: other intangible, net of tax benefit	18,354	19,171	20,088	21,007	21,927
Tangible assets	$9,266,177	$9,426,832	$9,515,204	$9,569,659	$9,662,347

The following table presents a reconciliation of tangible common equity to stockholders’ common equity (in thousands):

	March 31,	December 31,	September 30,	June 30,	March 31,
	2012	2011	2011	2011	2011
Common stockholders' equity - as reported	$1,215,430	$1,198,308	$1,174,060	$1,150,937	$1,155,981
Less: goodwill	387,069	387,069	387,069	387,069	387,069
Less: other intangible, net of tax benefit	18,354	19,171	20,088	21,007	21,927
Tangible common equity	$810,007	$792,068	$766,903	$742,861	$746,985

The following table presents a reconciliation of average tangible common equity to average common stockholders’ equity (in thousands):

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2012	2011	2011	2011	2011
Average common stockholders' equity - as reported	$1,206,364	$1,181,820	$1,158,119	$1,165,022	$1,152,119
Less: average goodwill	387,069	387,069	387,069	387,069	387,069
Less: average other intangible assets, net of tax benefit	18,721	19,494	20,414	21,331	22,254
Average tangible common equity	$800,574	$775,257	$750,636	$756,622	$742,796

The following table presents a reconciliation of net cash flow available to common stockholders to net income (loss) available to common stockholders (in thousands):

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2012	2011	2011	2011	2011

Net income (loss) available to common stockholders - as reported	$17,817	$16,847	$17,092	$(9,968)	$4,343
Add: other intangible amortization expense, net of tax benefit	817	917	919	920	926
Net cash flow available to common stockholders	$18,634	$17,764	$18,011	$(9,048)	$5,269

The following table presents a reconciliation of Tier 1 common capital to Tier 1 capital (in thousands):

	March 31,	December 31,	September 30,	June 30,	March 31,
	2012	2011	2011	2011	2011
Tier 1 capital - as reported	$925,089	$1,101,538	$1,083,020	$1,061,482	$1,072,537
Less: preferred stock	-	194,719	194,562	194,407	194,255
Less: qualifying trust preferred securities	153,500	153,787	153,795	153,803	153,812
Tier 1 common capital	$771,589	$753,032	$734,663	$713,272	$724,470

Efficiency Ratio Calculation (Dollars in Thousands)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2012	2011	2011	2011	2011
Non-interest expense	$67,331	$69,433	$66,608	$66,728	$66,864
Adjustment for impairment charges	-	594	-	-	1,000
Adjustment for increase (decrease) in market value of
assets held in trust for deferred compensation	501	20	(405)	158	187
Non-interest expense - as adjusted	$66,830	$68,819	$67,013	$66,570	$65,677

Net interest income	$77,093	$80,245	$80,416	$82,407	$82,205
Tax equivalent adjustment	4,756	4,468	3,320	2,775	2,625
Net interest income on a fully tax equivalent basis	81,849	84,713	83,736	85,182	84,830
Tax equivalent adjustment on the increase in cash
surrender value of life insurance	494	508	546	781	521
Plus other income	22,854	24,451	26,367	29,145	29,143
Less net losses on other real estate owned	(6,589)	(5,478)	(3,118)	(4,645)	(372)
Less net gains (losses) on securities available for sale	(3)	411	-	232	(3)
Less net (losses) gains on sale of other assets	(17)	(87)	-	13	357
Less net gain on sale of loans held for sale	-	-	-	1,790	-
Less increase (decrease) in market value of
assets held in trust for deferred compensation	501	20	(405)	158	187

Net interest income plus non-interest income - as adjusted	$111,305	$114,806	$114,172	$117,560	$114,325

Efficiency ratio	60.04%	59.94%	58.69%	56.63%	57.45%

Efficiency ratio (without adjustments)	67.37%	66.32%	62.38%	59.82%	60.05%

Annualized Net Non-interest Expense to Average Assets Calculation (Dollars in Thousands)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2012	2011	2011	2011	2011
Non-interest expense	$67,331	$69,433	$66,608	$66,728	$66,864
Adjustment for impairment charges	-	594	-	-	1,000
Adjustment for increase (decrease) in market value of assets
held in trust for deferred compensation	501	20	(405)	158	187
Non-interest expense - as adjusted	66,830	68,819	67,013	66,570	65,677

Other income	22,854	24,451	26,367	29,145	29,143
Less net losses on other real estate owned	(6,589)	(5,478)	(3,118)	(4,645)	(372)
Less net gains (losses) on securities available for sale	(3)	411	-	232	(3)
Less net (losses) gains on sale of other assets	(17)	(87)	-	13	357
Less net gain on sale of loans held for sale	-	-	-	1,790	-
Less increase (decrease) in market value of assets held in
trust for deferred compensation	501	20	(405)	158	187
Other income - as adjusted	28,962	29,585	29,890	31,597	28,974
Less tax equivalent adjustment on the increase in cash
surrender value of life insurance	494	508	546	781	521

Net non-interest expense	$37,374	$38,726	$36,577	$34,192	$36,182

Average assets	$9,736,702	$9,856,835	$9,807,561	$9,966,898	$10,198,626

Annualized net non-interest expense to average assets	1.54%	1.56%	1.48%	1.38%	1.44%

Annualized net non-interest expense to average
assets (without adjustments)	1.84%	1.81%	1.63%	1.51%	1.50%

Calculation of Pre-Tax, Pre-Provision Operating Earnings (Dollars in Thousands)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2012	2011	2011	2011	2011
Income (loss) before income taxes	$29,516	$27,263	$28,675	$(16,426)	$4,484
Provision for credit losses	3,100	8,000	11,500	61,250	40,000
Pre-tax, pre-provision earnings	32,616	35,263	40,175	44,824	44,484

Tax equivalent adjustment on tax-exempt interest income	4,756	4,468	3,320	2,775	2,625
Tax equivalent adjustment on the increase in cash surrender
value of life insurance	494	508	546	781	521
Pre-tax, pre-provision earnings on a fully tax equivalent basis	37,866	40,239	44,041	48,380	47,630

Non-core other income
Net losses on other real estate owned	(6,589)	(5,478)	(3,118)	(4,645)	(372)
Net gains (losses) on securities available for sale	(3)	411	-	232	(3)
Net (losses) gain on sale of other assets	(17)	(87)	-	13	357
Net gain on sale of loans held for sale	-	-	-	1,790	-
Increase (decrease) in market value of assets held in trust
for deferred compensation	501	20	(405)	158	187
Total non-core other income	(6,108)	(5,134)	(3,523)	(2,452)	169

Non-core other expense
Impairment charges	-	594	-	-	1,000
Increase (decrease) in market value of assets held in
trust for deferred compensation	501	20	(405)	158	187
Total non-core other expense	501	614	(405)	158	1,187
Pre-tax, pre-provision operating earnings	$44,475	$45,987	$47,159	$50,990	$48,648

Risk-weighted assets	$6,150,910	$6,346,201	$6,174,508	$6,203,587	$6,577,477

Average assets	$9,736,702	$9,856,835	$9,807,561	$9,966,898	$10,198,626

Annualized pre-tax, pre-provision operating earnings
to risk-weighted assets	2.91%	2.87%	3.03%	3.30%	3.00%

Annualized pre-tax, pre-provision operating earnings
to risk-weighted assets (without adjustments)	2.13%	2.20%	2.58%	2.90%	2.74%

Annualized pre-tax, pre-provision operating earnings
to average assets	1.84%	1.85%	1.91%	2.05%	1.93%

Annualized pre-tax, pre-provision operating earnings
to average assets (without adjustments)	1.35%	1.42%	1.63%	1.80%	1.77%

A reconciliation of net interest margin on a fully tax equivalent basis to net interest margin is contained in the tables under “Net Interest Margin.”  A reconciliation of tangible book value per common share to book value per common share is contained in the “Selected Financial Ratios” table.  Reconciliations of core and non-core other income and other expense to other income and other expense are contained in the tables under “Results of Operations—Fourth Quarter Results.”

NET INTEREST MARGIN

The following table presents, for the periods indicated, the total dollar amount of interest income from average interest earning assets and the resultant yields, as well as the interest expense on average interest bearing liabilities, and the resultant costs, expressed both in dollars and rates (dollars in thousands):

	Three Months Ended March 31,						Three Months Ended December 31,
	2012			2011			2011
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Interest Earning Assets:
Loans (1) (2) (3):
Commercial related credits
Commercial	$1,062,246	$12,774	4.76%	$1,164,698	14,331	4.99%	$1,051,065	$12,989	4.90%
Commercial loans collateralized by
assignment of lease payments	1,176,901	13,757	4.68	1,003,872	14,090	5.61	1,102,220	14,167	5.14
Real estate commercial	1,863,892	23,906	5.07	2,139,597	28,235	5.28	1,839,689	25,132	5.35
Real estate construction	145,728	1,540	4.18	407,148	3,519	3.46	209,098	2,443	4.57
Total commercial related credits	4,248,767	51,977	4.84	4,715,315	60,175	5.10	4,202,072	54,731	5.10
Other loans
Real estate residential	313,602	3,650	4.66	332,856	4,467	5.37	316,087	3,719	4.71
Home equity	332,909	3,670	4.43	376,361	4,003	4.31	342,011	3,701	4.29
Indirect	186,359	2,935	6.33	174,362	2,940	6.84	188,562	3,080	6.48
Consumer loans	69,747	529	3.05	57,468	600	4.23	62,703	482	3.05
Total other loans	902,617	10,784	4.81	941,047	12,010	5.18	909,363	10,982	4.79
Total loans, excluding covered loans	5,151,384	62,761	4.90	5,656,362	72,185	5.18	5,111,435	65,713	5.10
Covered loans	652,146	10,014	6.18	804,275	15,805	7.97	707,039	10,894	6.11
Total loans	5,803,530	72,775	5.04	6,460,637	87,990	5.52	5,818,474	76,607	5.22
Taxable investment securities	1,702,766	10,884	2.56	1,313,061	7,752	2.36	1,820,680	11,608	2.55
Investment securities exempt from
federal income taxes (3)	742,568	10,368	5.58	348,831	5,146	5.90	676,893	9,505	5.49
Other interest earning deposits	258,351	169	0.26	747,013	471	0.26	272,762	181	0.26
Total interest earning assets	$8,507,215	$94,196	4.45	$8,869,542	$101,359	4.63	$8,588,809	$97,901	4.52
Non-interest earning assets	1,229,487			1,329,084			1,268,026
Total assets	$9,736,702			$10,198,626			$9,856,835

Interest Bearing Liabilities:
Core funding:
Money market and NOW accounts	$2,649,671	$1,207	0.18%	$2,726,599	$2,486	0.37%	$2,653,486	$1,498	0.22%
Savings accounts	772,335	248	0.13	710,455	420	0.24	751,766	327	0.17
Certificates of deposit	1,892,328	3,883	0.86	2,429,280	6,520	1.09	1,971,473	4,294	0.89
Customer repurchase agreements	203,003	134	0.27	262,578	187	0.29	235,666	151	0.25
Total core funding	5,517,337	5,472	0.40	6,128,912	9,613	0.64	5,612,391	6,270	0.44
Wholesale funding:
Brokered accounts (includes fee expense)	439,890	3,422	3.13	467,417	3,933	3.41	438,123	3,450	3.12
Other borrowings	429,231	3,453	3.18	440,241	2,983	2.71	431,165	3,468	3.15
Total wholesale funding	869,121	6,875	2.76	907,658	6,916	3.09	869,288	6,918	2.88
Total interest bearing liabilities	$6,386,458	$12,347	0.78	$7,036,570	$16,529	0.95	$6,481,679	$13,188	0.81
Non-interest bearing deposits	1,851,211			1,672,003			1,878,049
Other non-interest bearing liabilities	136,412			143,775			120,671
Stockholders' equity	1,362,621			1,346,278			1,376,436
Total liabilities and stockholders' equity	$9,736,702			$10,198,626			$9,856,835
Net interest income/interest rate spread (4)		$81,849	3.67%		$84,830	3.68%		$84,713	3.71%
Taxable equivalent adjustment		4,756			2,625			4,468
Net interest income, as reported		$77,093			$82,205			$80,245
Net interest margin (5)			3.64%			3.76%			3.71%
Tax equivalent effect			0.23%			0.12%			0.20%
Net interest margin on a fully tax
equivalent basis (5)			3.87%			3.88%			3.91%

(1)	Non-accrual loans are included in average loans.
(2)
Interest income includes amortization of deferred loan origination fees of $877 thousand, $1.2 million, and $1.3 million for the three months ended March 31, 2012, December 31, 2011, and March 31, 2011, respectively.

(3)	Non-taxable loan and investment income is presented on a fully tax equivalent basis assuming a 35% tax rate.
(4)
Interest rate spread represents the difference between the average yield on interest earning assets and the average cost of interest bearing liabilities and is presented on a fully tax equivalent basis.

(5)	Net interest margin represents net interest income as a percentage of average interest earning assets.